Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders:
Sytner Group Limited:
We consent to the incorporation by reference in the registration statements (Nos. 333-105311, 333-14971, 333-26219, 333-50816, and 333-61835) each on Form S-8 of Penske Automotive Group, Inc. of our report dated February 25, 2011, with respect to the consolidated balance sheets of Sytner Group Limited as of December 31, 2010 and 2009, and the related consolidated statements of income, stockholder’s equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2010, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2010, which report appears in the December 31, 2010 Annual Report on Form 10-K of Penske Automotive Group, Inc. Neither the aforementioned financial statements nor the related financial statement schedule are presented in the Form 10-K.

/s/ KPMG Audit Plc
Birmingham, United Kingdom
February 25, 2011